UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2019 (April 16, 2019)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West 26th Street, 9th Floor, New York, NY 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 16, 2019, Sequential Brands Group, Inc. (“Sequential”) entered into an equity purchase agreement (the “Purchase Agreement”) with Marquee Brands LLC (the “Buyer”), pursuant to which Sequential has agreed, among other things, to sell to the Buyer 100% of the issued and outstanding equity interests of Martha Stewart Living Omnimedia, Inc. (the “Company”), a Delaware corporation and a wholly-owned subsidiary of Sequential, for $167,000,000 in cash consideration at closing, plus additional amounts in respect of pre-closing accounts receivable that are received after the closing, subject to certain adjustments. In addition, the Purchase Agreement provides for an earnout of up to $40,000,000 if certain performance targets are achieved during the three calendar years ending December 31, 2020, December 31, 2021 and December 31, 2022. The Company and its subsidiaries are engaged in the business of promoting, marketing and licensing the Martha Stewart brand and the Emeril Lagasse brand through various distribution channels. In connection with the transactions contemplated by the Purchase Agreement, the Company will undertake an internal reorganization to convert each of the Company and its wholly-owned subsidiaries to a limited partnership prior to the closing.

The consummation of the transactions contemplated by the Purchase Agreement is subject to customary conditions, including the expiration or termination of any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the absence of any government order or other legal restraint prohibiting the consummation of the transactions contemplated by the Purchase Agreement. In addition, the obligation of the Buyer to consummate the transactions contemplated by the Purchase Agreement is subject to the absence of any event, change, occurrence or effect having occurred from the date of the Purchase Agreement that has had a Material Adverse Effect (as defined in the Purchase Agreement).

The Purchase Agreement contains provisions giving each of Sequential and the Buyer rights to terminate the Purchase Agreement under specified circumstances, including if the closing has not occurred on or before December 31, 2019.

The Purchase Agreement includes customary representations, warranties and covenants of Sequential and the Buyer. The Purchase Agreement also contains indemnification provisions pursuant to which Sequential has agreed to indemnify the Buyer against certain losses, subject to the limitations set forth therein, including losses related to breaches of representations, warranties and covenants.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the full text of the Purchase Agreement, which will be filed as an exhibit to Sequential’s Quarterly Report on Form 10-Q for the second quarter of 2019.

The Purchase Agreement will be included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Sequential, the Company or the Buyer or any of their respective businesses, subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement (a) were made by the parties thereto only for purposes of that agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Purchase Agreement; (c) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (d) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Sequential, the Company or the Buyer or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Sequential’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Sequential that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.

Item 2.06. Material Impairments.

In connection with the transactions described in Item 1.01, Sequential anticipates that it will record an impairment charge in the first quarter of 2019 due to the difference in the implied fair value as compared to the carrying values of the intangible assets included in the transaction. Sequential has not completed its analysis but currently estimates the impairment charge will be in the range of approximately $150 million to $170 million.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

(e)

Discretionary Bonus to Ms. Murray

The Compensation Committee awarded an $112,500 discretionary cash bonus payment to Ms. Murray in recognition of her contributions for the transaction described in Item 1.01 above. The bonus payment was paid to Ms. Murray in April 2019.

Item 7.01. Regulation FD Disclosure

On April 16, 2019, Sequential issued a press release announcing entry into the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Sequential under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 16, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: April 19, 2019	By:	/s/ Peter Lops
	Name:	Peter Lops
	Title:	Chief Financial Officer